SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

On April 9, 2012 our Board of Directors formed a Science & Technology Committee to oversee the development and commercialization of our technology and products in regenerative medicine and oncology. The three-member committee will oversee the execution of research and development programs, will review new product and technology development opportunities that become available, and will regularly report and make recommendations to our Board of Directors as to the priorities, direction, quality, and execution for our technology and product development programs, as well as allocations of financial resources and potential acquisitions of new technology and products.  The committee is chaired by director Andrew C. von Eschenbach, M.D., the former Commissioner of the U.S. Food and Drug Administration and former Director of the National Cancer Institute.  The two other members are director Pedro Lichtinger, CEO of Optimer Pharmaceuticals, and director Neal Bradsher, President of Broadwood Capital, Inc.

On April 12, 2012 we issued the press release filed as Exhibit 99.1, which is incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated April 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	April 12, 2012	By:	/s/ Peter S. Garcia
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated April 12, 2012

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